Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-258109 on Form S-1, of our report dated March 31, 2022, relating to the financial statements of AvePoint, Inc. We also consent  to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

April 5, 2022